News ONEOK to Participate in Wells Fargo Midstream and Utilities Symposium TULSA, Okla. – Dec. 5, 2022 – ONEOK, Inc. (NYSE: OKE) will participate in the Wells Fargo Midstream and Utilities Symposium Dec. 7-8, 2022, in New York. ONEOK management will participate in a fireside chat session at 1:35 p.m. Eastern Standard Time (12:35 p.m. Central Standard Time) on Wednesday, Dec. 7. A link to the live webcast, replay and ONEOK’s latest investor materials are available at www.oneok.com. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. ### December 5, 2022 Analyst Contact: Andrew Ziola 918-588-7683 Media Contact: Brad Borror 918-588-7582 Exhibit 99.1